Tanger Factory Outlet Centers, Inc.

News Release

For Release:	IMMEDIATE RELEASE
Contact:	Frank C. Marchisello, Jr.
(336) 834-6834

TANGER REPORTS SECOND QUARTER 2010 RESULTS

Second Quarter Adjusted Funds From Operations Increases 9.1%
Second Quarter Tenant Sales Increase 4.8%

Greensboro, NC, July 27, 2010, Tanger Factory Outlet Centers, Inc. (NYSE:SKT) today reported its financial results for the quarter and six months ended June 30, 2010. Funds from operations ("FFO") available to common shareholders, a widely accepted supplemental measure of REIT performance, for the three months ended June 30, 2010 was $22.1 million, or $0.48 per share, as compared to FFO of $32.5 million, or $0.80 per share, for the three months ended June 30, 2009. For the six months ended June 30, 2010, FFO was $51.1 million, or $1.11 per share, as compared to FFO of $57.2 million, or $1.47 per share, for the six months ended June 30, 2009.

Steven B. Tanger, President and Chief Executive Officer, commented, "Tanger Outlet Centers continued its strong performance through the second quarter, with adjusted funds from operations increasing by 9.1% for the quarter and 14.2% for the first six months of 2010. Same center net operating income increased 2.4% for the quarter while tenant sales increased 4.8%. We received an upgrade from Moody's Investors Service from Baa3 to Baa2 in May and took the opportunity to further strengthen our balance sheet in June when we closed on a public offering of $300 million, 6.125% senior notes due 2020. The net proceeds from the sale of the notes were used to repay a $235 million unsecured term loan, to pay the costs to terminate two interest rate swap agreements associated with the term loan, and to repay borrowings under our unsecured lines of credit."

FFO for all periods shown was impacted by a number of charges as described in the summary below (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
FFO as reported	$22,106	$32,481	$51,115	$57,184
As adjusted for:
Termination of interest rate swap derivatives	6,142	---	6,142	---
Impairment charge	---	5,200	735	5,200
(Gain) loss on early extinguishment of debt	563	(10,467)	563	(10,467)
Gain on sale of outparcel	---	---	(161)	---
Demolition costs Hilton Head I, South Carolina	641	---	699	---
Abandoned due diligence costs	365	---	365	---
Impact of above adjustments to the allocation of earnings to participating securities	(60)	70	(69)	70
FFO as adjusted	$29,757	$27,284	$59,389	$51,987
FFO per share as adjusted	$.64	$.68	$1.29	$1.34

Excluding these charges, adjusted FFO for the second quarter and six months ended June 30, 2010 would have been $0.64 and $1.29 per share respectively.

3200 Northline Avenue, Suite 360 - Greensboro, NC 27408 - 336-292-3010 - FAX 336-297-0931

TANGER REPORTS SECOND QUARTER 2010 RESULTS

Net income available to common shareholders for the three months ended June 30, 2010 was $3.3 million or $0.08 per share, as compared to net income of $10.2 million, or $0.30 per share for the second quarter of 2009. For the six months ended June 30, 2010 net income available to common shareholders was $4.5 million or $0.11 per share, as compared to net income of $39.1 million, or $1.19 per share for the six months ended June 30, 2009. Net income available to common shareholders for the above periods were also impacted by the charges described in the table above. Net income available to common shareholders for the six months ended June 30, 2009 also includes a gain of $31.5 million related to the acquisition of our partner's interest in a shopping center previously held in a joint venture.

Net income and FFO per share amounts above are on a diluted basis. FFO is a supplemental non-GAAP financial measure used as a standard in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO is included in this release.

Second Quarter Highlights

  Dividend increase approved by Board of Directors to raise the quarterly common share cash dividend from $0.3825 to $0.3875 per share, $1.55 per share annualized, representing the 17th consecutive year of increased dividends
  Received an upgrade from Moody's from Baa3 to Baa2
  Closed on public offering of $300 million 6.125% senior notes due 2020; net proceeds to the company of $295.5 million
  23.2% debt-to-total market capitalization ratio as of June 30, 2010 compared to 32.8% last year
  4.68 times interest coverage for the second quarter ended June 30, 2010 compared to 3.98 times last year
  2.4% increase in same center net operating income during the quarter
  8.6% increase in average base rental rates on leases renewed during the quarter
  22.0% increase in average base rental rates on released space during the quarter
  96.9% period-end wholly-owned portfolio occupancy rate at June 30, 2010, up from 94.8% at March 31, 2010
  Reported tenant comparable sales increased by 4.6% to $345 per square foot for the rolling twelve months ended June 30, 2010

Portfolio Operating Results

During the first six months of 2010, Tanger executed 294 leases, totaling 1,222,000 square feet throughout its wholly-owned portfolio. Lease renewals during the first six months accounted for 899,000 square feet, generated an 8.7% increase in average base rental rates and represented 60.5% of the square feet originally scheduled to expire during 2010. Base rental increases on re-tenanted space during the first six months averaged 22.4% and accounted for the remaining 323,000 square feet.

Same center net operating income increased 2.4% for the second quarter of 2010 and 1.7% for the first six months of 2010, while reported tenant comparable sales for Tanger's wholly owned properties for the rolling twelve months ended June 30, 2010 increased 4.6% to $345 per square foot. Tenant comparable sales for the three months ended June 30, 2010 increased 4.8%. Tenant comparable sales exclude the Company's Commerce I center, which was held for sale as of June 30, 2010 as well as its Hilton Head I center currently under redevelopment.

Development Update

Scheduled to open on November 5, 2010, the company's 317,000 square foot outlet center in Mebane, North Carolina now has leases signed or out for signature on 90.5% of the leasable square feet. Tanger field personnel are already in place in a temporary headquarters trailer as construction crews work towards completion of this $65 million outlet shopping center. This new addition to the company's portfolio is located on Interstate 85/40 between the major North Carolina metropolitan markets of Raleigh/Durham/Chapel Hill and Greensboro/High Point/ Winston-Salem.

3200 Northline Avenue, Suite 360 - Greensboro, NC 27408 - 336-292-3010 - FAX 336-297-0931

TANGER REPORTS SECOND QUARTER 2010 RESULTS

Demolition is now complete and a redevelopment is in process on the company's Hilton Head I center in Bluffton, South Carolina. Currently, this center has leases signed or out for signature on 53.6% of the leasable square feet. When completed, the new 176,000 square foot center, with an additional four outparcel pads, will be the first LEED certified green shopping center in Beaufort County. The company's $50 million redevelopment in Hilton Head is projected to open during the second half of 2011. The company's other property on Highway 278, Hilton Head II, remains open during the construction and redevelopment of Hilton Head I.

$300 Million Offering of 6.125% Senior Notes Due 2020 Successfully Closed

On June 7, 2010, Tanger announced that its operating partnership, Tanger Properties Limited Partnership, had completed a $300 million public offering of 6.125% senior notes due 2020 in an underwritten public offering with Banc of America Securities LLC, Wells Fargo Securities, LLC and BB&T Capital Markets, a division of Scott & Stringfellow, LLC, as joint book-running managers.

The notes were priced at 99.310% of the principal amount to yield 6.219% to maturity. The notes will pay interest semi-annually at a rate of 6.125% per annum and mature on June 1, 2020. The net proceeds from the offering, after deducting the underwriting discount and offering expenses, were approximately $295.5 million. Tanger used the net proceeds from the sale of the notes to repay its $235 million unsecured term loan due in June 2011, pay approximately $6.1 million to terminate two interest rate swap agreements associated with the term loan and to repay borrowings under its unsecured lines of credit and for general working capital purposes.

Balance Sheet Summary

As of June 30, 2010, Tanger had a total market capitalization of approximately $2.6 billion including $605.2 million of debt outstanding, equating to a 23.2% debt-to-total market capitalization ratio. As of June 30, 2010, 91.6% of Tanger's debt was at fixed interest rates and the company had $50.8 million outstanding on its $325.0 million in available unsecured lines of credit. During the second quarter of 2010, Tanger continued to maintain a strong interest coverage ratio of 4.68 times, compared to 3.98 times during the second quarter of last year.

Updated 2010 FFO Per Share Guidance

Based on Tanger's recent public offering of $300 million of 6.125% senior notes due 2020, along with its internal budgeting process, the company's view on current market conditions, and the strength and stability of its core portfolio, the company currently believes its net income available to common shareholders for 2010 will be between $0.63 and $0.71 per share and its FFO available to common shareholders for 2010 will be between $2.39 and $2.47 per share.

The company's estimates do not include the impact of any additional rent termination fees, potential refinancing transactions, the sale of any additional out parcels of land or the sale or acquisition of any properties. The following table provides the reconciliation of estimated diluted net income per share to estimated diluted FFO per share:

For the twelve months ended December 31, 2010:
	Low Range	High Range
Estimated diluted net income per share	$0.63	$0.71

Noncontrolling interest, gain/loss on acquisition of real estate, depreciation and amortization uniquely significant to real estate including noncontrolling interest share and our share of joint ventures	1.76	1.76
Estimated diluted FFO per share	$2.39	$2.47

3200 Northline Avenue, Suite 360 - Greensboro, NC 27408 - 336-292-3010 - FAX 336-297-0931

TANGER REPORTS SECOND QUARTER 2010 RESULTS

Second Quarter Conference Call

Tanger will host a conference call to discuss its second quarter results for analysts, investors and other interested parties on Wednesday, July 28, 2010, at 10:00 A.M. eastern time. To access the conference call, listeners should dial 1-877-277-5113 and request to be connected to the Tanger Factory Outlet Centers Second Quarter 2010 Financial Results call. Alternatively, the call will be web cast by Thomson Reuters and can be accessed at Tanger Factory Outlet Centers, Inc.'s web site under the News Releases section at http://www.tangeroutlet.com/investorrelations/news/. A telephone replay of the call will be available from July 28, 2010 starting at 1:00 P.M. Eastern Time through August 6, 2010, by dialing 1-800-642-1687 (conference ID #86718953). Additionally, an online archive of the broadcast will also be available through August 6, 2010.

About Tanger Factory Outlet Centers

Tanger Factory Outlet Centers, Inc.(NYSE:SKT), is a publicly-traded REIT headquartered in Greensboro, North Carolina. As of June 30, 2010 the company operated and owned, or had an ownership interest in, a portfolio of 33 upscale outlet shopping centers in 22 states coast to coast, totaling approximately 10 million square feet leased to over 2,000 stores operated by 360 different brand name companies. More than 150 million shoppers visit Tanger Factory Outlet Centers annually. Tanger is filing a Form 8-K with the Securities and Exchange Commission that includes a supplemental information package for the three and six months ended June 30, 2010. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the company's web site at www.tangeroutlet.com.

Estimates of future net income per share and FFO per share are by definition, and certain other matters discussed in this press release regarding the renewal and re-tenanting of space, tenant sales and sales trends, interest rates, funds from operations, the development of new centers, and coverage of the current dividend may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and local real estate conditions, the company's ability to meet its obligations on existing indebtedness or refinance existing indebtedness on favorable terms, the availability and cost of capital, the company's ability to lease its properties, the company's inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

3200 Northline Avenue, Suite 360 - Greensboro, NC 27408 - 336-292-3010 - FAX 336-297-0931

TANGER REPORTS SECOND QUARTER 2010 RESULTS

TANGER FACTORY OUTLET CENTERS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES
Base rentals (a)	$43,968	$43,218	$87,465	$85,894
Percentage rentals	1,048	940	2,353	2,248
Expense reimbursements	18,429	18,321	37,948	37,491
Other income	1,850	1,921	3,571	3,618
Total revenues	65,295	64,400	131,337	129,251

EXPENSES
Property operating (b)	22,123	20,660	44,472	42,270
General and administrative	5,963	5,817	11,429	11,752
Impairment charge	---	---	735	---
Depreciation and amortization	17,109	19,422	43,583	39,588
Total expenses	45,195	45,899	100,219	93,610
Operating income	20,100	18,501	31,118	35,641
Interest expense	(7,951)	(9,564)	(15,899)	(20,774)
Gain (loss) on early extinguishment of debt (c)	(563)	10,467	(563)	10,467
Gain on fair value measurement of previously held interest in acquired joint venture (d)	---	---	---	31,497
Loss on termination of interest rate swaps (e)	(6,142)	---	(6,142)	---
Income before equity in earnings (losses) of unconsolidated joint ventures and discontinued operations	5,444	19,404	8,514	56,831
Equity in earnings (losses) of unconsolidated joint ventures	(51)	(517)	(119)	(1,414)
Income from continuing operations	5,393	18,887	8,395	55,417
Discontinued operations (f)	(1)	(5,300)	---	(5,362)
Net income	5,392	13,587	8,395	50,055
Noncontrolling interest in Operating Partnership	(524)	(1,833)	(734)	(7,531)
Net income attributable to Tanger Factory Outlet Centers, Inc.	4,868	11,754	7,661	42,524
Preferred share dividends	(1,407)	(1,407)	(2,813)	(2,813)
Allocation of earnings to participating securities	(143)	(179)	(312)	(616)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$3,318	$10,168	$4,536	$39,095

Basic earnings per common share:
Income from continuing operations	$.08	$.43	$.11	$1.33
Discontinued operations	---	(.13)	---	(.14)
Net income	$.08	$.30	$.11	$1.19

Diluted earnings per common share:
Income from continuing operations	$.08	$.43	$.11	$1.33
Discontinued operations	---	(.13)	---	(.14)
Net income	$.08	$.30	$.11	$1.19

Funds from operations available to common shareholders (FFO)	$22,106	$32,481	$51,115	$57,184
FFO per common share - diluted	$.48	$.80	$1.11	$1.47

3200 Northline Avenue, Suite 360 - Greensboro, NC 27408 - 336-292-3010 - FAX 336-297-0931

TANGER REPORTS SECOND QUARTER 2010 RESULTS

(a)	Includes straight-line rent and market rent adjustments of $894 and $855 for the three months ended and $1,804 and $1,530 for the six months ended June 30, 2010 and 2009, respectively.

(b)	Includes abandoned due diligence costs related to a project in Irving, Texas of $365 for the three and six months ended June 30, 2010 and demolition costs related to our outlet center redevelopment in Hilton Head, South Carolina of $641 and $699 for the three and six months ended June 30, 2010, respectively.

(c)	Includes the write-off of unamortized term loan origination costs related to the repayment of our $235.0 million term loan facility in June 2010 for the three and six months ended June 30, 2010. For the three and six months ended June 30, 2009, includes a gain on early extinguishment of debt of $142.3 million of exchangeable notes which were retired through an exchange offering for approximately 4.9 million common shares in May 2009.

(d)	Represents gain on fair value measurement of our previously held interest in the Myrtle Beach Hwy 17 joint venture upon acquisition on January 5, 2009.

(e)	Represents a loss on the termination of two interest rate swap agreements that were utilized as hedge instruments in relation to the variable interest rate payments from the $235.0 million term loan facility mentioned in (c) above.

(f)	Represents discontinued results of operations from our Commerce I, GA Tanger town center. This property qualified for accounting treatment as held for sale as of June 30, 2010 and thus its results of operations were reclassified to discontinued operations for all current and prior periods. In the 2010 periods, revenues and expenses were approximately equal. The three and six month periods in 2009 included a $5.2 million impairment charge which was taken to lower the recorded value to its approximate fair value at the time.

3200 Northline Avenue, Suite 360 - Greensboro, NC 27408 - 336-292-3010 - FAX 336-297-0931

TANGER REPORTS SECOND QUARTER 2010 RESULTS

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2010	December 31, 2009
ASSETS:
Rental property
Land	$141,575	$143,933
Buildings, improvements and fixtures	1,343,155	1,352,568
Construction in progress	39,883	11,369
	1,524,613	1,507,870
Accumulated depreciation	(425,168)	(412,530)
Rental property, net	1,099,445	1,095,340
Cash and cash equivalents	3,453	3,267
Rental property held for sale	1,921	---
Investments in unconsolidated joint ventures	7,570	9,054
Deferred charges, net	35,124	38,867
Other assets	31,627	32,333
Total assets	$1,179,140	$1,178,861

LIABILITIES AND EQUITY:
Liabilities
Debt
Senior, unsecured notes (net of discount of $2,795 and $858, respectively)	$554,415	$256,352
Mortgages payable (net of discount of $0 and $241, respectively)	---	35,559
Unsecured term loan	---	235,000
Unsecured lines of credit	50,800	57,700
Total debt	605,215	584,611
Construction trade payables	30,829	14,194
Accounts payable and accrued expenses	22,747	31,916
Other liabilities	17,286	27,077
Total liabilities	676,077	657,798

Commitments

Equity
Tanger Factory Outlet Centers, Inc.
Preferred shares, 7.5% Class C, liquidation preference $25 per share, 8,000,000 shares authorized, 3,000,000 shares issued and outstanding at June 30, 2010 and December 31, 2009	75,000	75,000
Common shares, $.01 par value, 150,000,000 shares authorized, 40,470,862 and 40,469,662 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	405	403
Paid in capital	599,270	596,074
Distributions in excess of earnings	(229,298)	(202,997)
Accumulated other comprehensive income (loss)	1,884	(5,809)
Equity attributable to Tanger Factory Outlet Centers, Inc.	447,261	462,671
Equity attributable to noncontrolling interest in Operating Partnership	55,802	58,392
Total equity	503,063	521,063
Total liabilities and equity	$1,179,140	$1,178,861

3200 Northline Avenue, Suite 360 - Greensboro, NC 27408 - 336-292-3010 - FAX 336-297-0931

TANGER REPORTS SECOND QUARTER 2010 RESULTS

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except per share, state and center information)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
FUNDS FROM OPERATIONS (a)
Net income	$5,392	$13,587	$8,395	$50,055
Adjusted for:
Depreciation and amortization uniquely significant to real estate - discontinued operations	34	230	87	461
Depreciation and amortization uniquely significant to real estate - consolidated	16,984	19,300	43,343	39,347
Depreciation and amortization uniquely significant to real estate - unconsolidated joint ventures	1,280	1,223	2,545	2,389
Gain on fair value measurement of previously held interest in acquired joint venture	---	---	---	(31,497)
Funds from operations (FFO)	23,690	34,340	54,370	60,755
Preferred share dividends	(1,407)	(1,407)	(2,813)	(2,813)
Allocation of earnings to participating securities	(177)	(452)	(442)	(758)
Funds from operations available to common shareholders	$22,106	$32,481	$51,115	$57,184
Funds from operations available to common shareholders per share - diluted	$.48	$.80	$1.11	$1.47

WEIGHTED AVERAGE SHARES
Basic weighted average common shares	40,103	34,249	40,067	32,767
Effect of exchangeable notes	25	---	25	---
Effect of outstanding options	43	78	49	80
Diluted weighted average common shares (for earnings per share computations)	40,171	34,327	40,141	32,847
Convertible operating partnership units (b)	6,067	6,067	6,067	6,067
Diluted weighted average common shares (for funds from operations per share computations)	46,238	40,394	46,208	38,914

OTHER INFORMATION
Gross leasable area open at end of period -
Wholly owned	9,056	9,241	9,056	9,241
Partially owned - unconsolidated	948	950	948	950

Outlet centers in operation -
Wholly owned	31	31	31	31
Partially owned - unconsolidated	2	2	2	2

States operated in at end of period (c)	21	21	21	21
Occupancy at end of period (c) (d)	96.9%	94.7%	96.9%	94.7%

3200 Northline Avenue, Suite 360 - Greensboro, NC 27408 - 336-292-3010 - FAX 336-297-0931

TANGER REPORTS SECOND QUARTER 2010 RESULTS

(a)

FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income (loss), to which it is reconciled. We believe that for a clear understanding of our operating results, FFO should be considered along with net income as presented elsewhere in this report. FFO is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare one equity REIT with another on the basis of operating performance. FFO is generally defined as net income (loss), computed in accordance with generally accepted accounting principles, before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate and after adjustments for unconsolidated partnerships and joint ventures. We caution that the calculation of FFO may vary from entity to entity and as such the presentation of FFO by us may not be comparable to other similarly titled measures of other reporting companies. FFO does not represent net income or cash flow from operations as defined by accounting principles generally accepted in the United States of America and should not be considered an alternative to net income as an indication of operating performance or to cash flows from operations as a measure of liquidity. FFO is not necessarily indicative of cash flows available to fund dividends to shareholders and other cash needs.

(b)

The convertible operating partnership units (noncontrolling interest in operating partnership) are not dilutive on earnings per share computed in accordance with generally accepted accounting principles.

(c)

Excludes the partially owned and unconsolidated properties in Wisconsin Dells, Wisconsin which is operated by us through a 50% ownership joint venture and in Deer Park, New York which is operated by us through a 33.3% ownership joint venture.

(d)

Excludes our wholly-owned center in Commerce I, Georgia for the 2010 periods which was held for sale as of June 30, 2010. Excludes our wholly-owned, non-stabilized center in Washington, Pennsylvania for the 2009 periods.

3200 Northline Avenue, Suite 360 - Greensboro, NC 27408 - 336-292-3010 - FAX 336-297-0931